Exhibit 8.1 Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia*

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre*

Rio de Janeiro*

Santiago

Sao Paulo*

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

*	Associated Firm

September 20, 2013

Sotherly Hotels Inc.

Sotherly Hotels, L.P.

410 W. Francis Street

Williamsburg, VA 23185

Ladies and Gentlemen:

We have acted as United States tax counsel for Sotherly Hotels Inc. (formerly known as MHI Hospitality Corporation), a Maryland corporation (the “Company”), and Sotherly Hotels, L.P. (formerly known as MHI Hospitality, L.P.), a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale by the Operating Partnership of its Senior Notes due 2018 (the “Notes”), in the aggregate principal amount of up to $23,000,000, pursuant to a prospectus (the “Prospectus”) included as part of a registration statement on Form S-11, as may be amended from time to time (the “Registration Statement”), that was filed on behalf of the Operating Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion regarding certain specific U.S. federal income tax matters regarding the Company and the Operating Partnership. In our capacity as counsel to the Company and the Operating Partnership, and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (a) that certain certificate dated September 20, 2013 (the “Certificate”) delivered to Baker & McKenzie LLP by the Company for itself and as the sole general partner of the Operating Partnership, which provides certain representations relevant to this opinion; (b) the Prospectus and the Registration Statement; (c) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 21, 2004, and Amendment No. 1 thereto dated as of April 18, 2011 (collectively, the “Partnership Agreement”); and (d) such other documents as we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Our opinion is based on our understanding of the facts as represented to us in the Certificate. Our opinion is also based on the above assumptions, as well as the assumption that (i) each of the Company and the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in accordance with the laws of such state, (ii) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Prospectus, the Registration Statement and the Partnership

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Agreement are true and complete in all material respects, (iv) all representations of fact contained in the Certificate are true and complete in all material respects and (v) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company and the Operating Partnership or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness and are not aware of any facts inconsistent with such representations, we have no assurance that such representations are or will ultimately prove to be accurate.

We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a real estate investment trust (a “REIT”) for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership and the various qualification tests imposed by the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

Our opinion herein is based on existing law as contained in the Code, final and temporary regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the Internal Revenue Service (the “Service”) and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, Service administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the Service or the courts, and our opinion is not binding on the Service or the courts. Hence, there can be no assurance that the Service will not challenge, or that the courts will agree, with our conclusions.

Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that:

(a) Commencing with its taxable year ended December 31, 2004 through its taxable year ended December 31, 2012, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2013 and thereafter.

(b) Commencing with its taxable year ended December 31, 2004, the Operating Partnership has been properly treated as a partnership for U.S. federal income tax purposes, and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c) The statements in the Prospectus and the Registration Statement under the heading, “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

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This opinion is limited to the matters specifically discussed herein. Other than as expressly stated above, we express no opinion on any issue relating to the Company or the Operating Partnership, or to any investment therein. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the Service and court decisions. Except as provided in the paragraph below, this opinion may not be distributed, reproduced in any document, quoted in whole or in part, or filed with any governmental agency without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and the Registration Statement under the Securities Act. We also consent to the references to Baker & McKenzie LLP contained under the headings, “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

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Very truly yours,

/s/ Baker & McKenzie LLP